Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1995 Directors' Stock Option Plan of Shelby Williams Industries, Inc. of our report dated January 27, 1995, with respect to the consolidated financial statements of Shelby Williams Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP

Atlanta, Georgia
May 30, 1995































                           Exhibit 23.1